UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 13, 2026
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 13, 2026, Avanos Medical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, A-AV Holdco I, Inc., a Delaware corporation (“Parent”), and A-AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Upon the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.
At the effective time of the Merger (the “Effective Time”), each issued and outstanding share (each, a “Share”) of Common Stock, par value $0.01 per share (“Company Stock”), of the Company (other than (i) Shares held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law and (ii) Shares held by the Company, Parent or any of their respective subsidiaries (each, an “Excluded Company Share”)), will be cancelled and converted into the right to receive $25.00 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, each Excluded Company Share will automatically be cancelled and extinguished without any consideration paid for such Excluded Company Share.
Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, (a) each outstanding restricted stock unit of the Company which is subject to only time-based vesting conditions (each, a “Company TRSU”), whether or not vested, and whether settleable in shares of Company Stock or cash, will be canceled, and the Company will pay to each holder of a Company TRSU, at or promptly after the Effective Time, an amount in cash determined by multiplying (i) the Merger Consideration per share of Company Stock by (ii) the number of shares of Company Stock such holder would have been entitled to receive if such Company TRSU award had vested in full; (b) each outstanding restricted stock unit of the Company which is subject to performance-based vesting conditions (each, a “Company PRSU”), whether or not vested, and whether settleable in shares of Company Stock or cash, will be canceled, and the Company will pay to each holder of a Company PRSU, at or promptly after the Effective Time, an amount in cash determined by multiplying (i) the Merger Consideration per share of Company Stock by (ii) the number of shares of Company Stock such holder would have been entitled to receive if such Company PRSU award had vested based on (A) actual performance against performance metrics for any one-year performance period completed prior to the Effective Time, (B) for any one-year performance period that is in progress as of the Effective Time, the greater of (1) actual achievement against performance metrics measured as of immediately prior to the Effective Time and (2) its “target” level, and (C) deemed achievement at “target” level for any one-year performance period that has not yet commenced as of the Effective Time; (c) each option that represents the right to acquire Company Stock that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) (each, a “Company Option” and, together with the Company TRSUs and the Company PRSUs, collectively, the “Company Equity Awards”), will be canceled, and the Company will pay to each holder of a Company Option, at or promptly after the Effective Time, an amount in cash determined by multiplying (i) the excess, if any, of (A) the Merger Consideration per share of Company Stock minus (B) the exercise price payable in respect of each share of Company Stock subject to such Company Option, by (ii) the number of shares of Company Stock such holder would have been entitled to receive upon exercise if such Company Option award had vested in full (the “Company Option Consideration”). If the exercise price per share of Company Stock of a Company Option exceeds the Merger Consideration per share, such Company Option will be cancelled at or immediately prior to the Effective Time, and the holder of such Company Option will not be entitled to receive any consideration for such Company Option.
The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) declared advisable the Merger Agreement and the transactions contemplated thereby, (iv) irrevocably waive the requirements of Section 4 of Article IV of the Company’s certificate of incorporation, (v) resolved to recommend that the Company’s stockholders vote to approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Company Board Recommendation”) and (vi) directed that the Merger Agreement be submitted to the Company’s stockholders for their approval and adoption.
The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby at a meeting of the Company’s stockholders. The Merger is not subject to a financing condition, but is subject to the satisfaction or waiver (where permitted by applicable law) of certain closing conditions, including:
•the adoption and approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon (the "Company Stockholder Approval");
•the absence of any law, ruling, injunction or order that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger;

•the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and receipt of certain other applicable approvals, clearances or expirations of waiting periods under the antitrust laws and foreign direct investment laws of other jurisdictions;
•other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality); and
•the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.
The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, and the Company’s obligation to convene a meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement.
Additionally, the Company is bound by a covenant not to solicit, initiate, or knowingly take any action to facilitate or encourage any competing acquisition proposals. However, at any time before receiving the Company Stockholder Approval, if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited competing acquisition proposal is or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and the Board’s failure to engage would be reasonably likely to be inconsistent with its fiduciary duties, then the Company is permitted to engage in discussions or negotiations with the third party, subject to certain requirements set forth in the Merger Agreement. If, at any time before receiving the Company Stockholder Approval, the Company has received an unsolicited Superior Proposal, then the Board of Directors of the Company may make an Adverse Recommendation Change (as defined in the Merger Agreement) and/or cause the Company to terminate the Merger Agreement, subject to certain requirements set forth in the Merger Agreement, including first providing Parent with customary match rights. In addition, subject to certain conditions and requirements, including first providing Parent customary match rights, the Board may effect an Adverse Recommendation Change (but not terminate the Merger Agreement) in response to an “Intervening Event” (as defined in the Merger Agreement).
The Merger Agreement may be terminated by mutual written agreement of the Company and Parent. In addition, either party may terminate the Merger Agreement if:
•the Merger has not been consummated on or before January 13, 2027;
•a court or other governmental authority issues a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;
•the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders (or any adjournment or postponement thereof taken in accordance with the Merger Agreement); or
•if the other party breaches any of its representations, warranties or covenants, the breach would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.
Upon termination of the Merger Agreement under specified circumstances, including if the Company terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, the Company will be required to pay to Parent a termination fee of $37,500,000.
In connection with the execution of the Merger Agreement, Parent has entered into an Equity Commitment Letter (as defined in the Merger Agreement) with American Industrial Partners Capital Fund VIII, L.P. (the “Equity Investor”), pursuant to which the Equity Investor has committed to provide Parent with equity financing for the transactions contemplated by the Merger Agreement (the “Financing”). The Company is an express third party beneficiary of the Equity Commitment Letter.
If the Merger Agreement is consummated, the Company Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Merger Agreement. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or Merger Subsidiary during the period prior to the consummation of the Merger. The Merger Agreement and the summary should not be relied upon as disclosure about the Company, Parent, or Merger Subsidiary. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, or Merger Subsidiary, or any of their respective subsidiaries or affiliates.

The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
Item 7.01    Regulation FD Disclosure.
On April 14, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Important Additional Information
In connection with the Merger, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive Proxy Statement (if and when available) will be mailed to stockholders of the Company. The Company may also file with or furnish to the SEC other relevant documents regarding the proposed transactions. This communication is not a substitute for the Proxy Statement or any other document that the Company may mail to its stockholders in connection with the proposed transactions.
INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.
The Company, its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with proposed transactions under the rules of the SEC. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions when they become available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of the Company’s website at www.avanos.com.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 13, 2026 by and among Avanos Medical, Inc., A-AV Holdco I, Inc. and A-AV MergerSub, Inc.*
99.1	Press release issued by Avanos Medical, Inc. on April 14, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	April 14, 2026	By:	/s/ John J. Hurley
John J. Hurley Controller